UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      October 24, 2011

Southern Connecticut Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Connecticut	000-49784	06-1609692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Church Street
New Haven, Connecticut		06510
(Address of Principal Executive Offices)		(Zip Code)
(203) 782-1100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (ee General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 24, 2011, the respective Boards of Directors of Southern Connecticut Bancorp, Inc. (the “Company”) and its primary subsidiary, The Bank of Southern Connecticut (the “Bank”), appointed Joseph  J. Greco, age 61, as Chief Executive Officer of the Company and the Bank.

Prior to joining the Company and the Bank, Mr. Greco served from April 2010 to October 2011 as Executive Vice President, Corporate Development, of Union Savings Bank, an approximately $2.5 billion mutual bank headquartered in Danbury, Connecticut (“Union”).  In such capacity, Mr. Greco was responsible for client relations, business development, government relations and management of Union’s leasing division.  He also served as a member of the of Union’s executive management team and Management Loan Committee.  From June 2002 to April 2010, Mr. Greco was President and Chief Executive Officer of First Litchfield Financial Corp. and its primary subsidiary, The First National Bank of Litchfield (collectively, “First Litchfield”), which was an approximately $550 million commercial bank headquartered in Litchfield, Connecticut prior to its acquisition by Union.  As the principal executive officer of First Litchfield, Mr. Greco was responsible for the entire operations of First Litchfield.

Mr. Greco currently serves as President of the Connecticut Community Bankers Association and is past Chairman of the Connecticut Bankers Association.

Pending regulatory approval and execution of his proposed employment agreement, Mr. Greco is currently serving as an at-will employee of the Company and the Bank at an annual base salary of $245,000.  He is also entitled to the use of a vehicle owned by the Bank and other customary benefits associated with the hiring of employees by the Bank.

A copy of the press release announcing the appointment of Joseph J. Greco as Chief Executive Officer of the Company and the Bank is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

ITEM 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press Release of Southern Connecticut Bancorp, Inc. dated October 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2011	SOUTHERN CONNECTICUT BANCORP, INC. By: /s/ Stephen V. Ciancarelli
Stephen V. Ciancarelli Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Southern Connecticut Bancorp, Inc. dated October 28, 2011